Exhibit 99.2

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Exhibit 99.2

Forward Looking Statements

•                                          This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance.  These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as, excluding other significant gains or losses that are unusual in nature. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

•                                          Statements in this press release that are not historical facts are forward-looking stat ments within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties.  These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements.  You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, regulatory determinations with respect to the Company’s anti-money laundering program, and its continued satisfactory progress in addressing regulatory issues identified in Boston Private Bank’s informal agreement with bank regulatory agencies; risks related to the implementation of current acquisitions and the identification of future acquisitions; adverse conditions in the capital markets and the impact of such conditions on Boston Private’s asset management activities; continued or increased interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission.  Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Earnings Growth

[CHART]

Adjustments:

2003 - $0.06 REIT tax, $0.07 lease accrual

2001 – $0.42 Acquisition expenses

1999 - $0.01 Change in accounting principle

All periods presented reflect adjustments for pooling acquisitions.

Total Operating Revenue

5 year CAGR 21%

[CHART]

Assets Under Management

[CHART]

AUM: Organic Growth-Net New Sales

[CHART]

Assets acquired 2003 -$236 million

AUM: Market Action

Q1 - (152), or (2)%
Q2 - 916, or 13%
Q3 - 446, or 5%
Q4 - 835, or 9%

[CHART]

Net Interest Income

Net Interest Income increased 8 out of the 11 periods presented.

[CHART]

NIM declined 80 basis points (18%) to 3.47%

Prime rate declined 550 basis points (58%) to 4.0%

Net Interest Margin Trend

[CHART]

Deposit Growth

[CHART]

Loan Growth

[CHART]

Commercial up 30 % Over 2002

Residential up 20 % Over 2002

Loan Portfolio as of December 31, 2003

[CHART]

Commercial Loan Portfolio – December 31, 2003

[CHART]

Loan Portfolio Quality

Nonperforming Loans/Total Loans

[CHART]

Reserves/Total Loans

[CHART]

Financial Planning Fees and Other Income

Q1 $4.6 million
Q2 $4.1 million
Q3 $4.5 million
Q4 $3.5 million

[CHART]

Q4 2003 Expenses vs. Q4 2002

Total Operating Expenses $25.1 Million:  Up $4.5 Million, or 22%

•	Compensation & Benefits	81 % of increase
•	Professional Services	16 % of increase

Supported by organic growth in:

•	Assets Under Management	Up $4.5 Billion, or 70%

•	Deposits	Up $258 Million, or 18%

•	Commercial Loans	Up $204 Million, or 30%

•	Financial Planning Fees	Up $0.4 Million, or 31%

Operating Expense Growth Analysis

Total Operating Expenses $ 25.1 Million: Up $4.5 Million, or 22%

•	Compensation & Benefits	81% of increase

	Base salaries and Benefits:	Up $1.9 million, or 21%
• 81% new staff
• 19% annual average pay increase
	Incentive Compensation:	Up $1.7 million, or 38%
• 73% for profit bonus
• 27% for sales commission

•	Professional Service Expense	16% of increase

Capital Raise Overview

•                  4.37 million shares sold at $24.25/share

•                  2.07 million shares on BPFH balance sheet

•                  2.30 million shares in forward agreement to be added by the end of 2004

•                  “Just in Time” capital delivery minimizes dilution, with access to capital when needed

•                  Additional capital of approximately $100 million

Financial Impact of Acquisitions

[CHART]

Assets Under Management

Financial Impact of Acquisitions

[CHART]

Deposits

[CHART]

Loans

Financial Impact of Acquisitions

Revenues
BPFH Stand Alone		BPFH Pro Forma

[CHART]	Pro Forma Increase 22%	[CHART]

$134 M		$163 M

Shares Outstanding

•                  25.2 million shares outstanding as of 12/31/03

•                  Adding 1.2 million shares for acquisitions in Q1

•                  26.4 million shares outstanding as of 3/31/04

•                  2.3 million shares in forward agreement to be added by the end of 2004